UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                    KING POWER INTERNATIONAL GROUP CO., LTD.
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             (Exact name of registrant as specified in its charter)

                NEVADA                                      75-2641513
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     (State of incorporation                            (I.R.S. Employer
          or organization)                            Identification Number)

     Bangkok International Airport Office Building, Vibhavadi Rangsit Road,
                         Bangkok 10210 Thailand Number)
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               (Address of Principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                        Name of each exchange on which
to be so registered                        each class is to be registered

COMMON                                     AMERICAN STOCK EXCHANGE
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If this Form relates to the  registration  of a class of debt  securities and is effective upon filing pursuant to General Instruction A. (c) (1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A (c) (2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:


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                                (Title of class)


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                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

Furnish the information required by Item 202 of Regulation S-K

This Registration Statement relates to the Registrant's common stock, par value $.001 per share. A description of such common stock is contained in the Registrant's Registration Statement on Form S-18 (File No. 33-10281) as amended, and the Exhibits thereto, all of which is incorporated by reference.

Item 2. Exhibits

List below all exhibits filed as a part of the registration statement:

*   1   Specimen of Registrant's Common Stock, par value $.001 per share.

* 2.1   Articles of Incorporation for Registrant.

* 2.2   By-laws of Registrant

     *  Previously  filed  with  the  Securities  and  Exchange   Commission  in
connection with the Registration Statement (including any amendments thereto) on Form S-18 of the Registrant, No. 33-10281.


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                  /s/ Vichai Raksriaksorn
(Registrant) __________________________________________________________________

            July 22, 1997
Date _________________________________________________________________________

            Vichai Raksriaksorn, President and Chairman of the Board
By ___________________________________________________________________________
         (Print the name and title of the signing officer under his signature)